Exhibit 23.2(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Wet Seal, Inc. on Form S-3 of our report dated March 11, 1996, appearing in the Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended February 3, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
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Costa Mesa, California
October 1, 1996